Exhibit 10.44

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (the “Settlement Agreement”) by and between GE CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), HELLER EMX, INC., a Delaware corporation (“EMX”), and HELLER FINANCIAL LEASING, INC., a Delaware corporation (“HFL”) (collectively, “GE”), and PDS GAMING CORPORATION, a Minnesota corporation, and PDS GAMING CORPORATION-NEVADA, a Nevada corporation (collectively, “PDS”), is dated and effective this February 27, 2004.

WHEREAS, on October 15, 2003, GE brought a lawsuit against PDS in the United States District Court for the Southern District of New York, case number 03 CV 6187, arising from and relating to the parties’ relationship under the following agreements:

(i)            the Sale and Purchase Agreement, dated as of April 20, 2001, as amended by Amendment Agreement, dated as of June 2001, between PDS and HFL, relating to Lease Schedule No. 1, dated March 29, 2001, to a Master Lease Agreement, dated March 29, 2001, between PDS and Trump Taj Mahal Associates;

(ii)           the Sale and Purchase Agreement, dated as of June 8, 2001, between PDS and HFL, relating to Lease Schedule No. 2, dated May 17, 2001, to a Master Lease Agreement, dated March 29, 2001, between PDS and Trump Taj Mahal Associates;

(iii)          the Sale and Purchase Agreement, dated as of June 29, 2001, between PDS and EMX, relating to Lease Schedule No. 1, dated June 27, 2001, to a Master Lease Agreement, dated June 27, 2001, between PDS and Trump Plaza Associates;

(iv)          the Sale and Purchase Agreement, dated as of July 2, 2001, between PDS and EMX, relating to Lease Schedule No. 1, dated June 25, 2001, to a Master Lease Agreement, dated June 25, 2001, between PDS and Trump’s Castle Associates (the agreements just listed in subparagraphs (i)-(iv) collectively are referred to as the “Trump Sale and Purchase Agreements”);

(v)           the Nonrecourse Proceeds Sharing Agreement, dated as of December 31, 2001, between PDS and EMX (the “Sharing Agreement”), and the related Subordinate Pledge and Security Agreement, dated as of December 31, 2001, between PDS and EMX (the “Pledge Agreement”); and

(vi)          the Warrant Agreement, dated as of March 12, 2002, between PDS and GE Capital (the “Warrant”)

(which lawsuit and all claims and counterclaims that were or could have been raised in the lawsuit will hereinafter be referred to as the “GE Lawsuit”); and

WHEREAS, on October 3, 2003, PDS brought a lawsuit against EMX in the United States District Court for the District of Nevada, case number CV-S-03-1253-JCM-LRL, which was transferred to the United States District Court for the Southern District of New York and assigned case number 03 CV 09381, arising from and relating to the parties’ relationship under the Sharing Agreement and the Pledge Agreement (which lawsuit and all claims and counterclaims that were or could have been raised in the lawsuit will hereinafter be referred to as the “PDS Lawsuit”); and

WHEREAS, the parties in good faith wish to resolve the dispute between them relating to the subject matter of the GE Lawsuit and the PDS Lawsuit;

THEREFORE, in consideration of the mutual exchange of promises which follows and other valuable consideration, the parties agree as follows:

1.             PDS Repurchase of Trump, Jim’s Enterprises and State Line Lease Schedules.  PDS agrees that, on the Closing Date, PDS shall pay $10,518,041.14 to EMX (the “Repurchase Payment”), to repurchase the Trump, Jim’s Enterprises and State Line Lease Schedules as provided in the Sale and Purchase Agreement attached hereto as Exhibit A.

On the Closing Date, the Repurchase Payment shall be made in two parts.  First, PDS agrees that the amount of $4,946,725.05 that is currently held in escrow account 03090161 at Stewart Title of Nevada, in Las Vegas, Nevada, relating to the Pioneer Hotel early buy-out transaction, plus $6,597.83 which represents all interest accrued therein (the “Pioneer Escrow Funds”), will be released to GE.

Second, PDS shall pay the remainder of the Repurchase Payment by making a direct wire transfer of $5,564,718.26 to the following account:

Bank of America

231 South LaSalle Street

Chicago, Illinois  60697

ABA # 071000039

Acct. # 81-8-841-1298

Acct Name:  Heller EMX, Inc.

The “Closing Date” shall be March 1, 2004.

2.             Termination of the Sharing Agreement and the Pledge Agreement.  PDS agrees that, on the Closing Date, PDS shall pay $2,600,000.00 to EMX by wire transfer to the EMX account identified in Paragraph 1 above (the “Sharing Agreement Payment”).  Upon receipt of the Sharing Agreement Payment by EMX, PDS and EMX agree that all rights and obligations arising under the Sharing Agreement and the Pledge Agreement are terminated.

In addition, PDS agrees that, after PDS has received $2,600,000.00 in Residual Profits derived from the User Leases listed on Exhibit B attached hereto (the “User Leases”), the Residual Profits PDS receives from the User Leases described as “Non-New Jersey Leases” on Exhibit B shall be distributed, as realized from each Non-New Jersey Lease (on a lease by lease basis) as follows:  PDS will receive 75% of the Residual Profits, and EMX will receive 25% of the Residual Profits up to an aggregate maximum of $400,000.00.  PDS shall use its best efforts to derive Residual Profits from the User Leases.  PDS shall remarket the equipment subject to the User Leases in a manner consistent with its remarketing of any other equipment that is not the subject of this Settlement Agreement.  Once PDS has distributed to EMX $400,000.00 in Residual Profits realized from the Non-New Jersey Leases, or in the event that PDS has exhausted its remarketing efforts and no additional Residual Profits are available under the User Leases, PDS’s obligation to share any Residual Profits from the User Leases shall terminate.  All non-defined capitalized terms in this Paragraph 2 shall have the definitions ascribed to them in the Sharing Agreement.  For avoidance of doubt, the parties agree that, as provided in the Sharing Agreement, the Residual Profits shall be calculated as the total residual proceeds derived from each User Lease less reasonable PDS direct out-of-pocket remarketing costs and less the PDS Assumed Residual as indicated on the Sharing Agreement Schedules.  PDS may not deduct any remarketing fees as direct out-of-pocket remarketing costs.

PDS shall provide EMX on a quarterly basis with a report that details (1) the current status of each User Lease; and (2) any Residual Profits PDS has realized from each User Lease.  Such reports shall include copies of any documents evidencing Residual Profit payments received by PDS.  The reports shall be sent to GE Commercial & Industrial Finance, Inc., 120 Long Ridge Road, Stamford, Connecticut, 06927, Attention:  Ralph Willis.  Once PDS has distributed to EMX $400,000.00 in Residual Profits realized from the Non-New Jersey Leases, or upon notice by PDS that PDS’s remarketing efforts have been exhausted and no additional Residual Profits are available, PDS’s obligation under this Settlement Agreement to provide quarterly reports to EMX shall terminate

3.             Termination of the Warrant.  PDS and GE Capital agree that, on the Closing Date, upon receipt of the Repurchase Payment and the Sharing Agreement Payment as provided in Paragraphs 1-2 above, all rights and obligations arising under the Warrant are terminated.

4.             Amendment of Loan and Security Agreements between Heller Financial Inc. and PDS.  PDS and GE Capital agree that, on the Closing Date, upon receipt of the Repurchase Payment and the Sharing Agreement Payment as provided in Paragraphs 1-2 above, the existing loan documents between PDS and Heller Financial, Inc. are amended as provided in the amendment agreements attached hereto as Exhibits C and D.

5.             No Admission Of Liability.  No party to this Settlement Agreement, by entering into the Settlement Agreement, makes any admission with regard to the merits of the parties’ dispute or the allegations in the GE Lawsuit or the PDS Lawsuit.

6.             Resolution of the GE Lawsuit and the PDS Lawsuit.  Within five business days after making the Repurchase Payment and the Sharing Agreement Payment as provided in Paragraphs 1-2 above, PDS shall provide GE with executed versions of the Joint Stipulations of Dismissal with Prejudice attached hereto as Exhibit E.  PDS shall deliver the documents to John Cambria, Salans, Rockefeller Center, 620 Fifth Avenue, New York, NY, 10020-2457.  Upon such delivery of these executed documents, PDS hereby authorizes GE to file and present said executed documents with the United States District Court for the Southern District of New York.  Thereafter, the parties shall take no other action to prosecute the GE Lawsuit or the PDS Lawsuit.

7.             Cooperation Regarding the New Jersey Casino Control Commission.  PDS and GE agree to cooperate regarding advising the New Jersey Casino Control Commission (the “Commission”) of this Settlement Agreement, and preparing any filings or attending any proceedings which the Commission may require with respect to this Settlement Agreement.  Each party will bear its own fees and costs with respect to any such filings or proceedings.

8.             Release By GE.  On the Closing Date, upon receipt of the total sum of $13,111,443.31, plus any accrued interest in escrow account 03090161, representing the Repurchase Payment plus the Sharing Agreement Payment as provided in Paragraphs 1-2 above,  GE, for itself and its affiliates, subsidiaries, parents, predecessors, successors in interest, officers, directors, employees, agents and representatives, agrees that it releases and forever discharges PDS, its affiliates, subsidiaries, parents, predecessors, successors in interest, officers, directors, employees, agents and representatives, from any and all claims, and causes of action, including any claims for attorneys’ fees or litigation expenses, whether presently known or unknown, that it has, has had, or may come to have against PDS, its affiliates, subsidiaries, parents, predecessors, successors in interest, officers, directors, employees, agents and representatives, or any one of them, arising out of the GE Lawsuit, the PDS Lawsuit or the parties’ relationship under the Trump Sale and Purchase Agreements, the Sharing Agreement, the Pledge Agreement or the Warrant.  GE retains its right to enforce the provisions of this Settlement Agreement in an appropriate court of law.

Nothing contained herein releases any of PDS’s obligations under any other agreement between or among the parties.

9.             Release By PDS.  On Closing Date, upon payment of the total sum of $13,111,443.31, plus any accrued interest in escrow account 03090161, representing the Repurchase Payment plus the Sharing Agreement Payment as provided in Paragraphs 1-2 above, PDS, for itself and its affiliates, subsidiaries, parents, predecessors, successors in interest, officers, directors, employees, agents and representatives, agrees that it releases and forever discharges GE, its affiliates, subsidiaries, parents, predecessors, successors in interest, officers, directors, employees, agents and representatives, from any and all claims, and causes of action, including any claims for attorneys’ fees or litigation expenses, whether presently known or unknown, that it has, has had, or may come to have against GE, its affiliates, subsidiaries, parents, predecessors, successors in interest, officers, directors, employees, agents and representatives, or any one of them, arising out of the GE Lawsuit, the PDS Lawsuit or the parties’ relationship under the Trump Sale and Purchase Agreements, the Sharing Agreement, the Pledge Agreement or the Warrant.  PDS retains its right to enforce the provisions of this Settlement Agreement in an appropriate court of law.

Nothing contained herein releases any of GE’s obligations under any other agreement between or among the parties.

10.           Complete Agreement.  The parties acknowledge that this written Settlement Agreement represents the entire agreement among them regarding the resolution of the dispute regarding the GE Lawsuit, the PDS Lawsuit and the parties’ relationship under the Trump Sale and Purchase Agreements, the Sharing Agreement, the Pledge Agreement and the Warrant, and all prior oral and written agreements concerning that dispute are merged into this Settlement Agreement with the intention that the provisions stated herein shall govern the conduct of the parties.

11.           Governing Law.  This Settlement Agreement shall be governed by the law of the State of New York, without regard to the choice of law principles applicable under New York law.  Proceedings to enforce the terms of this Settlement Agreement shall initially be brought in the United States District Court for the Southern District of New York.  If that court declines to exercise jurisdiction over the matter, then the parties shall being suit in any other court of competent jurisdiction in the State of New York.  In the event of any dispute arising out of or relating to this Settlement Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and expenses.

12.           Confidentiality.  The parties agree that they will not disclose the terms and conditions of this Settlement Agreement, except as required to comply with financial reporting obligations, as ordered by a court of competent jurisdiction, as necessary to enforce the Settlement Agreement, or as required by any government gaming authority, including as provided in Paragraph 9 above.  As such, the parties and their counsel shall not issue any press releases of any kind concerning this Settlement Agreement, and shall not discuss the terms or conditions of this Settlement Agreement with any members of the press, unless such communications are wholly and solely required as part of discussions relating to the parties’ respective financial reports.

13.           Execution By Multiple Counterparts.  For convenience, the parties agree that this Settlement Agreement may be executed in duplicate originals, with each providing the other with an original they have executed.  Upon signature by all parties, the original signature pages shall be forwarded to counsel for GE c/o Barbara Steiner, Jenner & Block LLP, One IBM Plaza, Chicago, IL  60611, who will then assemble the duplicate originals of the entire agreement with the various original signature pages attached thereto, and will distribute one duplicate original to counsel for PDS.

14.           Assignment.  None of the rights or obligations of any party under this Settlement Agreement shall be assigned or transferred by any party without the prior written approval of the other parties hereto, except that any party hereto may assign any of its rights or obligations hereunder to any of its “Affiliates” (meaning, with respect to any person, corporation or entity, any other person, corporation or entity that directly or indirectly controls, is controlled by or is under common control with, such person, corporation or entity) with the prior written consent of the other parties hereto, such consent not to be unreasonably withheld, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

15.           Warranty of Authority.  The undersigned represent that they are authorized to execute this Settlement Agreement on behalf of the GE and PDS as indicated, and confirm that they have had an opportunity to consult with their respective attorneys prior to signing this binding document.

WHEREFORE, the parties hereto, through duly authorized representatives as set forth below, execute this Settlement Agreement, and agree to be bound hereby.

GE CAPITAL CORPORATION

By:	/s/ Ralph J. Willis

Its:	Manager - Operations

HELLER EMX, INC.

By:	/s/ Ralph J. Willis

Its:	Vice President

HELLER FINANCIAL LEASING, INC.

By:	/s/ Ralph J. Willis

Its:	Vice President

PDS GAMING CORPORATION

By:	/s/ Johan P. Finley

Its:	CEO

PDS GAMING CORPORATION-NEVADA

By:	/s/ Johan P. Finley

Its:	CEO

EXECUTION COPY

SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT (“Agreement”) is made and effective this February 27, 2004, by and between PDS GAMING CORPORATION, a Minnesota Corporation, and PDS GAMING CORPORATION-NEVADA, a Nevada corporation, (collectively, “PDS”) and HELLER EMX, INC., a Delaware corporation (“EMX”) and HELLER FINANCIAL LEASING, INC. (“HFL”) (collectively, “Heller”).

WHEREAS, PDS previously sold to Heller, non-recourse, certain residuals and lease payments in six (6) transactions documented in the following agreements (collectively, the “Repurchase Agreements”):

(i)            the Sale and Purchase Agreement, dated as of April 20, 2001, as amended by Amendment Agreement, dated as of June 2001, between PDS and HFL, relating to Lease Schedule No. 1, dated March 29, 2001, to a Master Lease Agreement, dated March 29, 2001, between PDS and Trump Taj Majal Associates;

(ii)           the Sale and Purchase Agreement, dated as of May 31, 2001, between PDS and HFL, relating to Lease Schedule No. 2, dated May 17, 2001, to a Master Lease Agreement, dated March 29, 2001, between PDS and Trump Taj Majal Associates;

(iii)          the Sale and Purchase Agreement, dated as of June 29, 2001, between PDS and EMX, relating to Lease Schedule No. 1, dated June 27, 2001, to a Master Lease Agreement, dated June 27, 2001, between PDS and Trump Plaza Associates;

(iv)          the Sale and Purchase Agreement, dated as of July 2, 2001, between PDS and EMX, relating to Lease Schedule No. 1, dated June 25, 2001, to a Master Lease Agreement, dated June 25, 2001, between PDS and Trump’s Castle Associates, L.P.;

(v)           the Sale and Purchase Agreement, dated as of July 20, 2001, between PDS and EMX, relating to Lease Schedule No. 1, dated June 15, 2001, to a Master Lease Agreement, dated June 15, 2002, between PDS and Jim’s Enterprises, Inc.; and

(vi)          the Sale and Purchase Agreement, dated as of July 20, 2001, between PDS and EMX, relating to Lease Schedule No. 1, dated June 15, 2001, to a Master Lease Agreement, dated June 14, 2001, between PDS and State Line Hotel, Inc.; and

WHEREAS, Heller desires to re-assign, re-transfer and re-convey to PDS on an “as is, where is” basis without recourse to Heller, and PDS desires to repurchase and receive from Heller, all of Heller’s right, title and interest in and to the Purchased Assets sold to Heller by each Repurchase Agreement, excluding any rental payments which PDS already has forwarded to Heller under the terms of the Repurchase Agreements (collectively, the “Purchased Assets”), in accordance with the terms and conditions contained herein.

THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged by the parties, it is agreed as follows:

1.             Recitals Incorporation.  The recitals set forth above are hereby incorporated into this Agreement as material parts thereof and not simply as mere recitals.

2.             Sale and Purchase.  Heller hereby agrees to assign, transfer and convey to PDS, and PDS hereby agrees to purchase and receive from Heller, all of Heller’s right, title and interest in and to the Purchased Assets on an “as is where is” basis without any representations or warranties of any kind and without recourse to Heller.

3.             Purchase Price.  The purchase price PDS shall pay to Heller for the Purchased Assets shall be $10,518,041.14 (the “Purchase Price”).  On March 1, 2004, the Purchase Price shall be paid via a direct wire transfer to the following account:

Bank of America

231 South LaSalle Street

Chicago, Illinois  60697

ABA # 071000039

Acct. # 81-8-841-1298

Acct Name:  Heller EMX, Inc.

4.             Termination of the Repurchase Agreements.  Upon payment of the Purchase Price, the parties agree that all rights and obligations arising under the Repurchase Agreements are terminated.

5.             Miscellaneous Provisions.

a.             Attachments, Exhibits or Schedules.  All attachments, exhibits or schedules to this Agreement, if any, are fully incorporated herein as though set forth at length.

b.             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective, permitted successors, heirs, executors, administrators, assigns, and all persons claiming by, through or under them.

c.             Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, negotiations, representations or understandings, whether written or oral, between the parties hereto relating to the subject matter of this Agreement.  Any prior agreements, promises, negotiations, representations or understandings, either oral or written, not expressly set forth in this Agreement shall have no force or effect.

d.             Execution of Documents.  The parties hereto agree that execution of a facsimile of this Agreement and any documents, agreements or instruments incorporated herein by reference shall have the same force and effect as an executed original copy and shall be binding upon the parties.

e.             Further Assurances.  The parties further covenant and agree to do, execute and deliver, or cause to be done, executed and delivered, and covenant and agree to use their best efforts to cause their successors and assigns to do, execute and deliver, or cause to be done, executed and delivered, all such further acts, transfers and assurances, for implementing the intention of the parties under this Agreement, as the parties reasonably shall request.  The parties agree to execute any additional instruments or agreements necessary to effect the intent of this Agreement.

f.              Governing Law.  The substantive and procedural laws of the State of New York shall govern the validity, construction, interpretation, performance and enforcement of this Agreement without reference to its conflict of laws provision.  The parties agree to jurisdiction in New York.

6.             Warranty of Authority.  The undersigned represent that they are authorized to execute this Sale and Purchase Agreement on behalf of Heller and PDS as indicated, and confirm that they have had an opportunity to consult with their respective attorneys prior to signing this binding document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

HELLER EMX, INC.		PDS GAMING CORPORATION

By:	/s/ Ralph J. Willis	By:	/s/ Johan P. Finley

Its:	Vice President	Its:	CEO

HELLER FINANCIAL LEASING, INC.		PDS GAMING CORPORATION-NEVADA

By:	/s/ Ralph J. Willis	By:	/s/ Johan P. Finley

Its:	Vice President	Its:	CEO

Exhibit B

User Leases	PDS File #	Original Equip. Cost

New Jersey Leases
Trump Taj Mahal	1067-L-0106	2,843,799.37
Trump Taj Mahal	1067-L-0107	7,281,304.40
Trump Taj Mahal	1067-L-0101	2,412,976.82
Trump Taj Mahal	1067-L-0102	3,583,350.65
Trump Castle	1070-L-0101	3,197,115.71
Trump Marina	1070-L-0103	1,207,438.46
Trump Plaza	1071-L-0105	1,514,180.56
Trump Plaza	1071-L-0102	2,044,573.66
Trump Plaza	1071-L-0101	6,087,511.53

Non-New Jersey Leases
Jim’s Enterprises	1092-L-01-01	475,000.00
Stateline	1093-L-01-01	725,000.00
Riviera Blackhawk #1	1005-L-01-03	Need info
Riviera Blackhawk Amended #1	1005-L-01-01	Need info
Aladdin Gaming LLC	1149-PA-01-01	55,376.00
Ambassador Gaming dba Key Largo Casino	8001-PA-04	401,420.00
Ambassador Gaming dba Key Largo Casino	8001-PA-04-01	21,180.00
Ambassador Gaming dba Key Largo Casino	8001-PA-04-02	50,360.00
Ambassador Gaming dba Key Largo Casino	8001-PA-05	45,006.00
Ambassador Gaming dba Key Largo Casino	8001-PA-06	25,180.00
Boardwalk Casino Inc.	1153-L-01-01	43,392.00
Boardwalk Casino Inc.	1153-L-01-02	31,170.00
Boardwalk Casino Inc.	1153-PA-01-01	71,498.00
Boardwalk Casino Inc.	1153-PA-01-02	92,535.00
Casablanca Resorts / Oasis	1150-PA-01-01	165,022.00
Casablanca Resorts / Oasis	1150-L - 01-03	75,010.00
Casablanca Resorts / Oasis	1150-PA-01-01-01	908.00
Casablanca Resorts / Oasis	1097-PA-01-01	135,900.00
Green Valley/ Renatas	1129-L - 01-02	13,950.00
Hotel Ramada dba Tropicana	1167-PA-01-01	103,770.00
Jerry’s Nugget	1154-PA-01-01	101,540.00
Best Western / Mardi Gras Inn	1157-L-01-03	14,520.00
Best Western / Mardi Gras Inn	1157-L-01-04	20,385.00
Pakasenta Indians dba Rolling Hills Casino	1097-R-01-01	124,304.00
The Mining Company	1164-PA-01-01	105,014.00
Tuscany Hotel & Casino	1163-PA-01-01	11,530.00
United Coin Machine Company	1097-R - 02-01	97,950.00
United Coin Machine Company	9700-PA-01-01	52,950.00
United Coin Machine Company	9700-PA-02-01	52,950.00
VSS Enterprises dba Castaways	1148-PA-01-01	463,997.00
Harrah’s Cherokee Casino	1094-DCS-01-01	600,000.00
SDG Oklahoma Otoe	1013-SP-02-01	1,880,850.00
SDG Oklahoma Chickasaw	1013-SP-03-01	501,560.00
SDG Oklahoma Choctaw	1013-SP-04-01	777,418.00
SDG Oklahoma Choctaw	1013-SP-04-02	1,517,219.00
SDS Florida Seminole	1013-SP-01-01	3,934,163.86
SDS Florida Seminole	1013-SP-01-02	1,873,410.00

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement is entered into as of March 1, 2004, between PDS Gaming Corporation (f/k/a PDS Financial Corporation) (“Borrower”), a Minnesota corporation, having its principal place of business at  6171 McLeod Drive, Las Vegas, Nevada 89120, and General Electric Capital Corporation, a Delaware corporation, having a place of business at 10 Riverview Drive, Danbury, Connecticut 06810 (“Lender”).

WHEREAS, PDS Financial Corporation and Heller Financial, Inc. have heretofore entered into a certain Loan and Security Agreement dated as of June 20, 1997 (the “Original Loan Agreement”) and a certain Amended and Restated Loan and Security Agreement dated as of October 28, 1998 (the “Amended Loan Agreement”; the Original Loan Agreement and the Amended Loan Agreement are hereinafter collectively referred to as the “Loan Agreement”) (all defined terms used herein, unless otherwise defined, have the meanings ascribed to them in the Loan Agreement); and

WHEREAS, General Electric Capital Corporation has acquired Heller Financial, Inc. and the loans subject to the Loan Agreement and PDS Financial Corporation has changed its name to PDS Gaming Corporation;

WHEREAS, Borrower and Lender desire to further amend the Loan Agreement by amending and restating it in its entirety;

NOW, THEREFORE, in consideration of the parties’ mutual undertakings, hereby evidenced, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that the provisions of the Original Loan Agreement are hereby amended and restated, so as to be and read in their collective entirety as amended and restated in the Amended Loan Agreement, except that the Amended Loan Agreement is hereby revised as follows:

1.  The definition of “Leverage Ratio” found in section 1.1 of the Amended Loan Agreement is hereby amended by deleting it in its entirety and by inserting the following in lieu thereof:

“Leverage Ratio: with respect to Borrower, as measured on a consolidated basis, total indebtedness (excluding, subordinated debt, non-recourse debt and deferred funds for pending transactions) to the sum of Tangible Net Worth plus subordinated debt.”

2.  The definition of “Fixed Charge Coverage Ratio” found in section 1.1 of the Amended Loan Agreement is hereby amended by deleting it in its entirety and by inserting the following in lieu thereof:

“Fixed Charge Coverage Ratio: with respect to Borrower, as measured on a consolidated basis, the ratio for any twelve month trailing period of (a) EBITDA during such period, to (b) interest expense on indebtedness during such period.

3.  Sections 7.6, 7.9, 7.10, 7.11and 7.14 of the Amended Loan Agreement are hereby amended by deleting them in their entireties and by inserting the following in lieu thereof:

“7.6        Merger and Acquisition. Except for the merger of Borrower into PDS Acquisition Company, a Nevada Corporation and the consolidation of Borrower into PDS Holding Corporation, a Nevada corporation (and as long as the new entity assumes all of Borrower’s obligations hereunder and Borrower agrees to provide to Lender documents satisfactory to Lender to evidence such merger, consolidation and assumption of obligations), shall not, without the prior, written consent of Lender, which consent will not be unreasonably withheld or delayed, consolidate with or merge into any Person, or acquire all or substantially all of the stock or Property of any Person.

7.9          Transactions with Affiliates. Shall not, except for (i) transactions in the normal course of business, which transactions comply with the provisions of clauses (y) and (z) of this Section 7.9, and (ii) purchases of Equipment from and the payment of certain management fees to PDS Holding Corporation, which purchases and fee payments shall comply with the provisions of clauses (y) and (z) of this Section 7.9, sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate or lease Property, render or receive services or purchase assets from any Affiliate, except with the prior written consent of Lender, which consent shall not unreasonably be withheld or delayed, and except that Borrower may enter into any such transaction with any such Affiliate in the ordinary course of business if (y) the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would be obtained by Borrower in a comparable arm’s-length transaction with a Person which is not an Affiliate and (z) no other provision of this Agreement would be violated as a result thereof.

7.10        Tangible Net Worth. Shall not allow Borrower’s Tangible Net Worth to be less than $5,000,000 as of 12/31/03 and thereafter.

7.11        Fixed Charge Coverage Ratio. Shall not allow Borrower’s Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 at 12/31/03 and thereafter.

7.14        Inventory Finance Line. Shall maintain an inventory finance line with a financial institution reasonably acceptable to Lender and Borrower in an amount not less than One Million Dollars ($1,000,000.00).”

3.  Section 9.3 of the Amended Loan Agreement is hereby amended by deleting it in its entirety and by inserting the following in lieu thereof:

“9.3        Communications. All notices, consents, approvals and other communications under the Loan Documents shall be in writing and shall be (i) delivered in person, (ii) sent by telephonic facsimile (“FAX”) or (iii) mailed, postage prepaid, either by (A) registered or certified mail, return receipt requested, or (B) overnight express carrier, addressed in each case as follows:

To Lender: General Electric Capital Corporation
10 Riverview Drive
Danbury, CT 06810
Attn: DVF Legal
FAX No.: (203) 749-4592

To Borrower: PDS Gaming Corporation
Attention: Johan P. Finley, CEO
6171 McLeod Drive
Las Vegas, NV 89120
FAX No.: (702) 740-8692

with a copy to: Jones Vargas
Attention: Mike Alonso, Esq.
201 W. Liberty Street
P.O. Box 281
Reno, NV 89504
FAX No.: (702) 786-1177

or to such other address, as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 9.3 shall be deemed received (i) if sent by FAX during regular business hours, on the day sent if a Business Day, or if such day is not a Business Day (or a Business Day after regular business hours), then on the next Business Day, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the fifth Business Day following the day sent.”

This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

GENERAL ELECTRIC CAPITAL CORPORATION		PDS GAMING CORPORATION

By:	/s/ Dennis Duffany	By:	/s/ Johan P. Finley

Print Name:	Dennis Duffany	Print Name:	Johan P. Finley

Title:	Collection Mgr.	Title:	CEO

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement is entered into as of March 1, 2004 between PDS Gaming Corporation – Nevada (f/k/a PDS Financial Corporation - Nevada) (“Borrower”), a Nevada corporation, having its principal place of business at 6171 McLeod Drive, Las Vegas, Nevada 89120, and General Electric Capital Corporation, a Delaware corporation, having a place of business at 10 Riverview Drive, Danbury, Connecticut 06810 (“Lender”).

WHEREAS, PDS Financial Corporation - Nevada and Heller Financial, Inc. have heretofore entered into a certain Loan and Security Agreement dated as of June 20, 1997 (the “Original Loan Agreement”) and a certain Amended and Restated Loan and Security Agreement dated as of October 28, 1998 (the “Amended Loan Agreement”; the Original Loan Agreement and the Amended Loan Agreement are hereinafter collectively referred to as the “Loan Agreement”) (all defined terms used herein, unless otherwise defined, have the meanings ascribed to them in the Loan Agreement); and

WHEREAS, General Electric Capital Corporation has acquired Heller Financial, Inc. and the loans subject to the Loan Agreement and PDS Financial Corporation – Nevada has changed its name to PDS Gaming Corporation - Nevada;

WHEREAS, Borrower and Lender desire to further amend the Loan Agreement by amending and restating it in its entirety;

NOW, THEREFORE, in consideration of the parties’ mutual undertakings, hereby evidenced, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that the provisions of the Original Loan Agreement are hereby amended and restated, so as to be and read in their collective entirety as amended and restated in the Amended Loan Agreement, except that the Amended Loan Agreement is hereby revised as follows:

1.  Sections 7.6 and 7.11 of the Amended Loan Agreement are hereby amended by deleting them in their entireties and by inserting the following in lieu thereof:

“7.6        Merger and Acquisition. Except for the merger or consolidation of Borrower into PDS Holdings Corporation, a Nevada corporation (and as long as the new entity assumes all of Borrower’s obligations hereunder and Borrower agrees to provide to Lender documents satisfactory to Lender to evidence such merger, consolidation and assumption of obligations), shall not, without the prior, written consent of Lender, which consent will not be unreasonably withheld or delayed, consolidate with or merge into any Person, or acquire all or substantially all of the stock or Property of any Person.

7.11        Inventory Finance Line. Shall maintain, in conjunction with PDS Gaming Corporation, an inventory finance line with a financial institution reasonably acceptable to Lender and Borrower in an amount not less than One Million Dollars ($1,000,000.00).”

2.  Section 9.3 of the Amended Loan Agreement is hereby amended by deleting it in its entirety and by inserting the following in lieu thereof:

“9.3        Communications. All notices, consents, approvals and other communications under the Loan Documents shall be in writing and shall be (i) delivered in person, (ii) sent by telephonic facsimile (“FAX”) or (iii) mailed, postage prepaid, either by (A) registered or certified mail, return receipt requested, or (B) overnight express carrier, addressed in each case as follows:

To Lender: General Electric Capital Corporation
10 Riverview Drive
Danbury, CT 06810
Attn: DVF Legal
FAX No.: (203) 749-4592

To Borrower: PDS Gaming Corporation - Nevada
Attention: Johan P. Finley, CEO
6171 McLeod Drive
Las Vegas, NV 89120
FAX No.: (702) 740-8692

with a copy to: Jones Vargas
Attention: Mike Alonso, Esq.
201 W. Liberty Street
P.O. Box 281
Reno, NV 89504
FAX No.: (702) 786-1177

or to such other address, as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 9.3 shall be deemed received (i) if sent by FAX during regular business hours, on the day sent if a Business Day, or if such day is not a Business Day (or a Business Day after regular business hours), then on the next Business Day, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the fifth Business Day following the day sent.”

This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

GENERAL ELECTRIC CAPITAL CORPORATION		PDS GAMING CORPORATION

By:	/s/ Dennis Duffany	By:	/s/ Johan P. Finley

Print Name:	Dennis Duffany	Print Name:	Johan P. Finley

Title:	Collection Mgr.	Title:	CEO